UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On May 3, 2007, we have entered into a non-binding letter agreement with Sterling National Bank of New York for a secured revolving credit facility. The new facility is intended to replace our current facility with Regions Bank, formerly AmSouth Bank. The closing of the new facility is conditioned upon, among other matters, Sterling’s satisfactory due diligence and approval by its credit committee, compliance with certain minimum financial criteria, and the execution of documentation satisfactory to both us and Sterling. Completion of this transaction is subject to conditions out of our control and there is no assurance that this transaction will be completed.

We currently have a secured revolving credit facility with Regions Bank, which was originally due March 31, 2007. By letter agreement dated March 22, 2007, the bank agreed to forbear from requiring payment in full until April 30, 2007. The amount outstanding as of May 3, 2007 is approximately $1,494,956. If we are unable to complete the new financing with Sterling National Bank, we will have to satisfy the Regions Bank loan with other assets or seek other financing alternatives.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired: None

(b) Pro Forma Financial Information: None

(c) Exhibits: None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ RONALD S. KAPLAN
Ronald S. Kaplan
Chief Executive Officer

Date: May 4, 2007

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